Exhibit 99.2

From: Joseph H. Capper < >

Sent: Friday, December 18, 2020

To: Staff—All BioTelemetry < >

Subject: Internal Announcement

Dear BioTelemetry Team,

I am excited to announce that BioTelemetry will be merging with Philips, a leading health technology company. The transaction will unite two companies with a shared view on the importance of innovation. The combination of BioTelemetry and Philips will strengthen our capabilities and broaden our reach to achieve our core mission. A copy of the press release that was issued is attached.

This transaction is a testament to the strength of our company and the impressive portfolio of products and services we have built together. Philips’ interest in BioTelemetry is driven by our leading position in the industry for patient care management solutions. Upon completion of the transaction, BioTelemetry will become part of Philips’ connected care business.

Philips is headquartered in Amsterdam and has a rich history of innovation with operations in more than 100 countries. Philips has an overarching goal to positively impact 3 billion people on the planet by 2030 and envisions a future in which it will provide an array of hospital-to-home monitoring solutions through wearable sensors and AI-based data analytics. Our highly differentiated monitoring and innovation represent a significant opportunity to help make Philips’ compelling vision a reality.

I am incredibly proud of our team and the contributions that each of you has made in building our business and ultimately enabling us to become part of Philips. I am excited about the future opportunities for the BioTelemetry business and our employees. I look forward to seeing our products deployed on a greater scale and continuing to improve the lives of patients. Given Philips’ global capabilities and commitment to innovation, the work we are doing for our customers and patients will be accelerated, and in many cases amplified beyond what we could accomplish as a standalone company.

In terms of next steps, we expect the transaction to close in the first quarter of 2021. Until that time, we will continue to operate as an independent company, and it remains business as usual at BioTelemetry. Please be assured that we are working to create a seamless transition for all employees.

I recognize that this news may raise questions. We and the Philips team have a very thoughtful plan to answer your questions. We have prepared responses to many questions that may be on your mind, which are attached for your reference. Further, we anticipate holding conference calls to discuss the transition in more detail. We expect that once the BioTelemetry team is working from the office again, the Philips team will be visiting Malvern and other sites to meet many of you.

Thank you again for your continued dedication and commitment. It has been my great honor to work alongside such a talented and hardworking team of people. Your pioneering efforts have improved the lives of millions of people, and I am grateful for being part of it.

Although the ownership structure of our company will change, our priorities – including serving our employees, customers, and patients – will remain the same. Please continue to support our business as you do every day. We will share progress in the weeks and months ahead.

All the best,

Joe

Important Information

The tender offer described in this communication (the “Offer”) has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of BioTelemetry or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”) by Philips and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by BioTelemetry. The offer to purchase shares of BioTelemetry common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by Davies Merger Sub, Inc., a wholly owned subsidiary of Philips Holding USA Inc., which is a wholly owned subsidiary of Royal Philips, and the solicitation/recommendation statement will be filed with the SEC by BioTelemetry. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement.

Forward-looking statements

This communication may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Philips and certain of the plans and objectives of Philips with respect to these items, including without limitation completion of the Offer and merger and any expected benefits of the merger, and certain forward-looking statements regarding BioTelemetry, including without limitation with respect to its business, the Offer and merger, the expected timetable for completing the transaction, and the strategic and other potential benefits of the transaction. Completion of the Offer and merger are subject to conditions, including satisfaction of a minimum tender condition and the need for regulatory approvals, and there can be no assurance that those conditions can be satisfied or that the transactions described in this communication (the “Transactions”) will be completed or will be completed when expected. Often, but not always, forward-looking statements can be identified by the use of words such as “plans,” “expects,” “expected,” “scheduled,” “estimates,” “intends,” “anticipates,” “projects,” “potential,” “continues” or “believes,” or variations of such words and phrases, or by statements that certain actions, events, conditions, circumstances or results “may,” “could,” “should,” “would,” “might” or “will” be taken, occur or be achieved. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. These factors include, but are not limited to, (i) the risk that not all conditions of the Offer or the merger will be satisfied or waived; (ii) uncertainties relating to the anticipated timing of filings and approvals relating to the Transactions; (iii) uncertainties as to the timing of the Offer and merger; (iv) uncertainties as to how many of BioTelemetry’s stockholders will tender their stock in the Offer; (v) the possibility that competing offers will be made; (vi) the failure to complete the Offer or the merger in the timeframe expected by the parties or at all; (vii) the outcome of legal proceedings that may be instituted against BioTelemetry and/or others relating to the Transactions; (viii) the risk that the Transactions disrupt current plans and operations of BioTelemetry and adversely affect its ability to maintain relationships with employees, customers, or suppliers; (ix) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all and to successfully integrate BioTelemetry’s operations into those of Philips; (x) the successful implementation of Philips’ strategy and the ability to realize the benefits of this strategy; (xi) domestic and global economic and business conditions; (xii) market and supply chain disruptions due to the COVID-19 outbreak; (xiii) regulatory developments affecting Philips’ and or BioTelemetry’s actual or proposed products or technologies; (xiv) political, economic and other developments in countries where Philips operates; (xv) unpredictability and severity of catastrophic events or epidemics, pandemics or similar public health events (including the COVID-19 outbreak); (xvi) industry consolidation and competition; (xvii) the possibility that Philips’ business and/or BioTelemetry’s business will be adversely impacted during the pendency of the Transactions and (xviii) other risk factors described in BioTelemetry’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. Any forward-looking statements in this communication are based upon information known to Philips on the date of this announcement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Neither Philips nor BioTelemetry undertakes any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.